August 7, 2014 Michael Ruppert REVISED 4411 33rd Street N Arlington, VA 22207 Dear Michael, On behalf of Mercury Systems, Inc., we are pleased to offer you the position of Senior Vice President , Strategy and Corporate Development, reporting to Mark Aslett, President and CEO. You will receive a bi-weekly salary of $12,280.77, which is $319,300.02 annually. Based upon our current Annual Executive Bonus Plan, you will also be eligible to earn an annual target bonus equal to 60% of your base pay ($191,580), based on the achievement of individual objectives (20% weighting) and Mercury Systems financial goals (80% weighting). FY15’s Financial piece of the bonus is paid in two halves dependent on H1 and H2 financial results, generally paid out in February (H1) and August (H2) and is pro-rated for FY15 based on date of hire. Your individual objectives are paid annually, generally in the August time frame. In addition to your target bonus, you will be eligible to participate with other senior executives in an FY2015 Overachievement Award pool (commencing on July 1, 2014). Your target Over Achievement award is up to 60% of your base salary. This is currently based upon Mercury Systems over achieving a budgeted financial target set by the Compensation Committee. This will be paid annually — 50% in cash generally in August and 50% to be paid out over a three year period of time. You will also be able to receive a one-time hiring bonus of $75,000.00. This hiring bonus will be payable on the first payroll cycle after your start date. If you are to voluntarily terminate employment within 12 months of receiving the hiring bonus, you will be required to pay it back. In addition, you will be granted 85,000 shares of restricted stock which will be awarded as 50% Performance based shares and 50% will be Time Based shares. The shares will be granted on the 15th of the month following your date of hire. This stock grant will have a three year vesting schedule, with the Time Based shares vesting a third each year and the Performance Based shares vesting as performance milestones are achieved. Your restricted stock award will also be subject to the terms and conditions of Mercury's 2005 Stock Incentive Plan and an award agreement between you and us. Contingent upon your acceptance of this offer, you will be eligible for a Change in Control Agreement that upon your and the companies signature will be in effect while you are employed with Mercury and subject to renewal as described in the current change in control document. If during your employment following your date of hire you should lose your job as a result of job elimination for any reason other than Cause, or if you terminate your employment for Good Reason on your part, you will receive 12 months base pay, benefits continuation and executive outplacement. "Cause" is defined to include: the willful and continued failure to perform substantially the duties and responsibilities of your position with Mercury after written demand or conviction by a court of competent jurisdiction for felony criminal conduct or a plea of nob contendere to a felony; or the willful engaging in fraud, dishonesty or other misconduct which is demonstrably and materially injurious to Mercury or our reputation, monetarily or otherwise. No act, or failure to act, on your part will be deemed "willful" unless committed or omitted by you in bad faith and without reasonable belief that your act or failure to act was in, or not opposed to, the best interest of Mercury. "Good Reason" is defined to include: a material diminution in your responsibilities, authority or duties as in effect on the date of the acceptance or a material diminution in your annual base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of Mercury; or a material change in the geographic location at which you provide services to Mercury. In addition to your salary, Mercury offers a comprehensive benefits package, which includes health, dental, short and long-term disability, life insurance, educational reimbursement, and a 401K plan. Our current policy provides for senior executives to receive an annual reimbursement of up to $2,000 for financial planning /tax preparation This offer is contingent upon your signing and returning to us this offer letter and the enclosed Mercury Confidentiality Agreement prior to your start date, and upon you providing references and a background check each satisfactory to Mercury. This entire offer is also contingent upon the approval of the Compensation Committee of Mercury's Board of Directors. If you have any questions or concerns relating to this document, they must be resolved prior to your start date and prior to the approval of the Compensation Committee. Mercury is required to formally confirm the citizenship status of all new employees. On your first day, you will be required to provide proof of US citizenship (either passport or birth certificate) or your Green Card if you are a legal permanent resident of the U.S. If you are not a U.S. citizen or Green Card holder, please bring your passport and proof of U.S. employment eligibility. If your position requires access to classified information, you must be willing to be submitted for a security clearance. As a Federal contractor, Mercury is required to verify the employment eligibility of new employees using the government's electronic verification system after acceptance of this offer and within 3 days of date of hire. Successful verification is necessary to confirm work authorization and continued employment. By signing this offer letter you acknowledge that you understand and agree to the following: 1. You are not under any contractual or other restriction that would prevent you from working for Mercury Systems, Inc.; 2. All employment with Mercury Systems, Inc. will be at will, with either party free to terminate the employment relationship any time; 3. You must comply with the Immigration Reform and Control Act of 1986. This law requires you to establish your identity and employment eligibility. In order to satisfy these requirements, you will be required to complete Section 1 of the enclosed Employment Verification Form and bring the documents identified in Section 2 on your first day of work. 4. Additionally, it is understood that for a period of 90 days from your commencement of employment with Mercury, you may from time to time provide consulting services to your former employer provided that (i) such services present no actual or perceived conflict with Mercury's business or your duties and responsibilities at Mercury, (ii) that the time you devote to your employment with Mercury shall not at any time be less than 40 hours per week; and (iii) you will receive no additional compensation from any party for said consulting services (beyond any residual compensation to which you may be entitled from your former employer when you join Mercury). Mike, we all look forward to your joining the Mercury executive leadership team on or before October 20, 2014, or such later date as maybe mutually agreed to in writing by both parties. Together we will be able to realize our goals and accomplish great things. Please sign one copy of this offer letter and return to me in the enclosed envelope no later than August 8, 2014. Very truly yours, /s/ Mark Aslett Mark Aslett President and Chief Executive Officer Mercury Systems, Inc. /s/ Michael D. Ruppert 8/7/2014 Accepted Date 10/20/14 Start Date

INTERNAL OFFER LETTER Attn: Michael Ruppert, Executive Vice President, Strategy and Corporate Development Dear Mike: On behalf of Mercury Systems, Inc., I am pleased to offer you the position of Executive Vice President, Chief Financial Officer and Treasurer, reporting to me. Your compensation and benefits will continue at the Executive Vice President level, which you are currently are at, with an annual base salary of $355,400 and a target bonus of 90% payable semi- annually subject to achievement. Your start date in this new role will be February 5, 2018. Subject to Board of Directors approval, you will be granted a promotion-based restricted stock award for the number of shares of common stock equal to $900,000 divided by the average closing price of the Company’s common stock during the 30 calendar days prior to the date of grant. The award will be granted on February 15th assuming prior approval by the Compensation Committee of the Board (or if approved later, the 15th day of the month following the date of such approval). The award will be split with: (i) 50% having time-based vesting in equal annual installments over three years and (ii) 50% having performance –based cliff vesting determined using a 3-year performance-period commencing on January 1, 2018. Your restricted stock award will also be subject to the terms and conditions of Mercury’s 2005 Stock Incentive Plan and an award agreement between you and Mercury. This position is based in Mercury’s Andover, MA, corporate headquarters, and you will be based at and work out of that location. To facilitate your relocation to the Andover, MA area, you will be eligible to receive reimbursement of your reasonable relocation expenses as outlined in, and in accordance with, the terms outlined in the attached Relocation Agreement. All reimbursable relocation expenses must be incurred within 365 days of the promotion date, and associated receipts must be submitted no later than 60 days following the date the relocation expense was incurred. Please see the attached Relocation Agreement regarding the circumstances under which you will be required to repay your reimbursed relocation expenses if you leave Mercury within two (2) years of your start date in your new role. This offer letter is conditioned upon your signing and returning to us this letter and the Relocation Agreement. As with your current employment, Mercury is an “employer at will” employer. All employment with Mercury is at will, with either Mercury or you free to terminate the employment relationship at any time, with or without cause or prior notice.

Mike, I am looking forward to working with you in this new role. Please sign one copy of this letter and the Relocation Agreement and return them both to Emma Woodthorpe. Very truly yours, /s/ Mark Aslett Mark Aslett President and Chief Executive Officer /s/ Michael D. Ruppert Accepted

Wednesday, January 31, 2018 Dear Mike, Please find outlined below the terms of your relocation package, if you have any questions please contact Emma Woodthorpe. Relocation Program Benefit Benefit Limit Household Goods/Shipping/Storage Packing, transportation, storage, and delivery of household goods. (Moving company should bill Mercury Systems directly) Up to $30,000 Final Move to new location Transportation costs to move you and family to the New England area Up to $7,000 Return Trips Roundtrip airfare for return trips home while in temporary housing. Up to $6,000 Relocation Lump Sum to be paid in the first payroll after promotion date Covers expenses not included in the above. Examples include: license fees, deposits, child care, tips, pets, etc. $10,000 Temporary Housing Reimbursement for apartment lease for up to 12 months. (Lease should be in your name and monthly rent paid by you. Mercury will reimburse you upon timely submission of receipts.) Up to $24,000 Real Estate Assistance/Transactions Real Estate Assistance/Transactions. Examples include: Home Disposition Assistance, Mortgage Assistance, Closing Cost We will cover all costs of Real Estate transactions including brokerage fees. Mercury does not guarantee the value that you will receive upon sale of your house, either compared to your purchase price or current market values. Any sale at less than your purchase price or current market value will NOT be a reimbursable expense or cost. House hunting Trips House hunting trips including airfare, hotel, meals and transportation for you and your immediate family. Up to $5,000 Spouse/Partner Career Services Access to CareerArc system Up to 6 Months All receipts for reimbursement must be submitted to Accounts Payable, with a copy to Total Rewards, within 60 days of your incurring the expense. Your full relocation to the Andover, MA area must be complete within 12 months of your promotion date.

In consideration of Mercury’s agreement to pay certain relocation benefit amounts on your behalf, you will be required to repay Mercury Systems all costs associated with your relocation benefits for which you have been reimbursed if you voluntarily resign from your employment with Mercury Systems prior to two (2) years following your promotion date. Please indicate your acceptance to the reimbursement terms stated above by signing below and returning the signed form to the Human Resources department. Mercury Systems, Inc.: Employee: Name: Name: Title: Title: Date: Date: Signature: Signature: